LEASE CONTRACT

Kreuter GmbH, Hamburg
(named in the future as Verwaltungsgesellschaft Kreuter mbH), represented by Mrs. Gramlow-Kreuter
                                            Landlord

and

VEM Einunddreissigste Vermogensverwaltungsgesellschaft mbH,
(named in the future as Kreuter GmbH),

                                            Tenant

agree on the following leasing contract:

ss. 1   Leasing Object

1. The landlord is the owner of the land in Hamburg-Langenhorn, Essener Stra(beta)e 104-108, having 6,284 qm, of which approx. 3,625 qm are used for buildings.

2.  The existing buildings are made up of approx. 480 qm offices

    approx.     170 qm       wash rooms, changing rooms, toilets
    approx.     320 qm       canteen, filing rooms
    approx.     660 qm       production hall (old)
    approx.   2,520 qm       production halls (new)
    approx.     470 qm       basement (storage)

3.  The buildings and their present condition is known to the Tenant.

4. The elevator, the heating system, ventilation, air condition, light system and all other installations for water- and electricity supply are properties of the Landlord. The telephone- and telex system is leased by the Landlord and is made available to the Tenant.

ss. 2  Purpose of the Contract

1. The leased object is used for machine manufacturing and trading. The lease object can only be used for these purposes.

2. All business purpose changes need to be approved and confirmed in writing by the Landlord. Only important reasons allow the Landlord to refuse such changes in the business purpose. The same applies to a sublease of the lease object, in total or in part.

ss. 3  Duration of the Lease


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1.  The lease begins with the signature of both parties of the company purchase contract which due for signing together with this contract.

2.  The lease ends 3 years after its start.

3. The Landlord offers five times a prolongation of the lease contract for one year. The Tenant has to declare the acceptance of each option at least twelve months prior to the end of a leasing period. This acceptance must be made in writing.

ss. 4  Lease

1. The yearly lease for the whole lease object for the first three years amounts to

        DEM 270,000.00 p.a.
        (in words: twohundredseventythousand German Marks) plus valid value added tax.

2. In addition the Tenant pays running costs according to the rules of the valid Calculation Ruling II, Appendix 3, ss.27,Sub 1. The Tenant makes appropriate advance payments to cover the running costs. Both parties agree that the Tenant is responsible for the payment of the additional costs. Insurance compensations for damages to the leased object are to be transferred to the Landlord.

3. The Landlord submits a statement for all running costs on a yearly basis deducting the received advance payments. The advance payments are to be adjusted yearly.

4. The lease and the running costs are to be paid monthly and in advance. The latest on the 3rd working day of the month to an account to be named by the Landlord.

ss. 5  Changes to the Lease Rate

1.  The lease is valid for three years according to ss. 4, Sub 1.

2. For each prolongation period the lease will be adjusted comparing other appropriate market leases. If the two parties do not reach an agreement within eight weeks after the start of the lease negotiations, one or both parties can call an arbitrator of the Chamber of Commerce of Hamburg in order to determine an appropriate lease rate. Both parties will accept the arbitrators lease proposal. Each party will bear 50% of the arbitrators costs.

ss. 6  Not applicable

ss. 7  Not applicable

ss. 8  Heating System

The Tenant operates the heating system (ss. 1) at his own costs.


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ss. 9  Liability Limitations

1. The Landlord is not liable for expenses in relation to the possible switch from city gas to natural gas. He is also not liable for eventual changes in the electric system or in the water system.

ss. 10  Claims after the Lease ends

The lease object was taken over by the Tenant in a condition asking for renovations and may be returned in such a condition. The lease object has to be returned cleaned of all production machines, accessories, means of production and waste. This does not apply for objects, which were in the lease object when taking it over. However, the Tenant has to remove all objects he purchased from the Landlord. Damages to the buildings must be fixed. Changes according ss. 11, Sub 2 must only by restored when the construction substance is not touched. The Landlord, on the other side, is not liable for such expenses unless agreed in writing. The Tenant is allowed to remove objects during the lease period, however, the conditions at the start of the lease must be reestablished.

ss. 11  Expansion, Maintenance and Usage of the Leased Objects

1. The Landlord is authorized to update the leased objects. However, only to the extend that the continuation of the day-to-day business of the Tenant is not negatively influenced. The Landlord has to announce such activities at least two months before the start of the work and obtain the acceptance of the Tenant. The Tenant can refuse his acceptance within four weeks after he has received the announcement if he expects that the influence on his day-to-day business is too big.

2. The Tenant is authorized to update or change the leased objects at his own expense. The Tenant has to announce such activities at least eight weeks months before the start of the work. The Landlord can only refuse the acceptance when he expects substantial negative impact on his property. The acceptance is considered granted when the Landlord has not objected in writing within four weeks after the receipt of the request.

3. It exists need of maintenance work to the leased objects. The constructive maintenance is the Landlords responsibility. The Tenant is responsible for the non-constructive maintenance, especially the execution of cosmetic changes to the leased objects. However, the Tenant is only obliged to do so when otherwise damages to the leased objects would occur. The Tenant has to replace broken windows at his own expense.

4. The Tenant is responsible for all culpable caused damages to the lease objects. It is not relevant whether these damages may have been caused by employees, subtenants, visitors, suppliers or craftsmen.

5. The Tenant is obliged to follow all regulations in connection with environmental controls. The Landlord can request the immediate removal of all such polluting conditions. The Tenant is obliged to release the Landlord


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    from all obligations in connection with offenses against environmental matters.

ss. 12  Not applicable

ss. 13  Access of the Landlord to the Leased Objects

Upon suitable notice and during the normal work hours the Landlord or his representatives are allowed to enter the leased objects.

ss. 14  Installation of Machines, Storing of Goods, Parking of Vehicles

Prior to the installation of machines the Tenant has to observe the maximum weight allowed per floor. The Tenant is responsible for damages resulting from not meeting such requirements.

ss. 15  Unpaid Lease, Offsets, Reductions

1. The Landlord has the right to cancel the lease contract without observing the notice period when the Tenant has not paid the lease in total or in part for two months (ss. 554 BGB). The running costs and other expenses due by the Tenant are considered lease costs (ss. 554 BGB).

2. To offset expenses against the lease rate are allowed when the receivable coincides withss.538 BGB or when both parties agree.

ss. 16  Signs, Selling Machines, Sunblinds

1.  The Tenant is authorized to setup company signs.

2. In other cases the Tenant is not authorized, without written approval of the Landlord, to install/attach displays, selling machines, advertising signs, on the outside walls or on the roof of the house. The authorization can only be refused for important reasons. Approvals from third party authorities are to be obtained by the Tenant. He bears all related costs.

3. The Tenant is responsible that all signs, sunblinds, etc., are securely and according to the rules installed. All related costs are born by the Tenant. Upon termination of the lease or upon justified withdrawal of the authorization, the previous conditions have to be restored at the expense of the Tenant.

ss. 17  Road Cleaning

1. The Tenant is responsible to clean the roads in accordance with the law and he to release the Landlord from all obligations. The Tenant purchases cleaning material at his own expense.

2. When icy conditions occur, the streets and open spaces have to be treated. It is not allowed to use salt or salt containing means. Snow has to be removed immediately. Ice has to be removed. In case the snow falls or icy conditions


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    occur after 8 p.m., the removal has to take place on 8.30 a.m. the next day, or 9.30 a.m. on Sundays or Holidays. All water channels have to be kept clean that the melting water can flow unhindered.

Hamburg, February 2, 1996
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[GRAPHIC LOGO OMITTED] HOSOKAWA KREUTER GmbH


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                                 Addendum No. 1
                                  to the Lease

                                     between


Verwaltungsgesellschaft Kreuter mbH (formerly Kreuter GmbH), represented by Mrs. Gramlow-Kreuter

                                  - Landlord -


                                       and


Hosokawa Kreuter GmbH) (formerly Kreuter GmbH, formerly VEM Einunddreissigste Vermogensverwaltungsgesellschaft mbH)


                                   - Tenant -


dated 16th February 1996, Annex 1. Annex 1 is attached to this document simply for evidential purposes.

The Tenant intends to use the Leased Object in accordance with ss. 1 of the Lease for a longer period of time. For this purpose, however, considerable investment for renovation, maintenance measures and modernization of the Leased Objects specified in ss. 1 of the Lease (hereinafter referred to as "Measures") is necessary. The parties estimate the relevant investments DM 735,000.-- net, which costs are

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to borne by the Landlord.  Since the Landlord,  for financial reasons, is not at the present time in a position to finance the Measures, the parties agree to the following, whilst maintaining the provisions of the Lease dated 16.02.1996, to the extent that the same are not amended by this Addendum or become invalid:

1. The Landlord undertakes to assume the costs for the Measures for the renovation, maintenance and modernization of the Leased Object in the amount of the estimated figure of approx. DM 735,000.-- net (in words: seven hundred and thirty-five thousand German marks). This figure is broken down as follows:

     a) approx. DM 410,000.-- net (in words: four hundred and ten thousand German marks) for immediate Measures;

     b) approx. DM 257,000.-- net (in words: two hundred and fifty-seven thousand German marks) for short-term Measures;

     c) approx. DM 68,000.-- net (in words: sixty eight thousand German marks) for further Measures necessary in the medium term.

     The individual Measures to be carried out are set out in detail in Annex 2, together with their estimated cost. Any substantial deviations herefrom are to be agreed to between the parties. Should the amounts set out under Clause 1, paras. a) and b) not be entirely exhausted, the sums remaining shall be used for Measures under Clause 1, paras. b) or c).

2. The Tenant is entitled to instruct third parties with the performance of all the Measures in accordance with Clause 1 in its own name and for its own account, without being obliged to do so. The costs of all work carried out shall be borne by the Landlord.

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3.   The Tenant shall  settle  accounts  with the  Landlord  with respect to the costs incurred by it shortly afterwards and shall submit proofs of expenditure to the Landlord. The Landlord shall settle the sums invoiced as follows:

     a) The amounts invoiced shall initially be deferred for payment until 28th February 1999.

     b) As of 1st March 1999, the Landlord shall make the Tenant monthly repayments by the 3rd working day of each month to the amount of DM 10,000.-- (in words: ten thousand German marks) net plus the statutory value added tax at the rate valid at that time. This amount will be set off against the rent payable monthly in advance under ss. 4 (1) and (4) of the Lease until full repayment has been made of the claims of the Tenant as against the Landlord under Clauses 1, 2 and 3, sentence 1 of this Addendum.

     c)   The Landlord shall not be liable to pay interest for deferred payment.

4. In deviation from ss. 5 (2) of the Lease, the parties already agree at this point to a rent payable by the Tenant as of 1st March 1999 until the end of the tenancy for the entire Leased Object of DM 456,000.-- (in words: four hundred and fifty-six thousand German Marks) p.a. net fixed (= DM 38,000.--/month) plus the statutory value added tax and payments in advance for overheads. The Landlord may require negotiations to be held in accordance with ss. 5.2 of the Lease for the option period in accordance with ss. 3.3 in the version set out in this Addendum. An increase in the rent by reason of the improved condition of the Leased Object through the Measures is, however, excluded. The rent is to be paid in monthly partial installments in accordance with ss. 4 (4) of the Lease.

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5.   ss. 3 of the Lease shall be worded as follows:


     1. The Lease shall begin with the conclusion of the Business Purchase Contract between the parties to be signed at the same time as this Lease.

     2. The Lease is concluded for a fixed period of time ending 29th February 2004 and shall end at this point in time without any notice being required as long as the Tenant has not exercised its right of option in accordance with para. 3. The Tenant is, however, entitled to terminate the Lease by giving 12 (twelve) months' notice expiring as if the end of the month, but not to take effect earlier than 28th February 1999, in the event that the Tenant, for business or financial reasons, wishes to discontinue its business operations in the Leased Object or to transfer the same, or provides a solvent new tenant who will assume the Lease.

     3. The Landlord grants the Tenant a right of option to extend the Lease five times by one year at a time. The respective notice by the Tenant that it will exercise its right of option must be submitted to the Landlord by the Tenant no later than 12 months prior to the expiration of the Lease. It is expressly stipulated that the written form must be used for this purpose."

6. a) To the extent that claims of the Tenant under Clauses 1 and 2 of this Addendum have not been repaid or not repaid in full at the point in time of the termination of the Lease and the termination was not instigated by the Landlord, the Landlord shall only be liable (again) to render monthly repayments of DM 10,000.-- net plus value added

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          tax to the Tenant as of the point in time when a new tenant takes over the Leased Object.

     b) In the case of the sale of the Leased Object by the Landlord, the claims of the Tenant not yet repaid shall immediately become due and shall be paid to the Tenant in one sum. The same shall apply in the case of an application on the part of the Landlord for the institution or opening of insolvency, composition or comparable proceedings in relation to the assets of the Landlord or in the case of termination of the Lease for reasons for which the Landlord is responsible.

     c)   By way of provision of security for the claims under Clause 6 a) and 6
          b), the Landlord undertakes within two weeks after the conclusion of this Addendum to have a charge entered in favour of the Tenant, each at the first available entry of priority, to the amount of DM 735,000.-- (seven hundred and thirty-five thousand German marks) plus 10% interest p.a. against the properties in the ownership of the Landlord, Essener Str. 104, Hamburg Langenhorn, entered in the Property Register of the District Court Hamburg of Langenhorn, volume 330, page 10500, and Essener Str. 108, Hamburg Langenhorn, entered in the Property Register of the District Court Hamburg of Langenhorn, volume 128, page 4416, including provision for immediate enforcement under ss. 800 ZPO (Civil Procedure Rules). Any notary and court costs shall be borne by the Tenant.

7. The Landlord grants the Tenant a right of pre-emption to each of the properties Essener Str. 104 and 108, Hamburg Langenhorn, entered in the Property Register of the District Court of Hamburg Langenhorn as

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     described  under  Clause 6 c)  above,  in all  cases of sale.  The  parties consent to and the Tenant shall apply for the entry of the rights of preemption in the Property Register at the next free entry of priority after the above-mentioned charge. The court and notary costs shall be borne by the Tenant.

8. The parties undertake to affix this Addendum, together with Annex 2, firmly to the respective copies of the Lease dated 16.02.1996 in accordance with ss. 566 BGB (German Civil Code).

9. In the event that one or more provisions of this Addendum or of the Lease should be or become invalid, the contracting parties undertake to agree to a valid provision which most closely corresponds to the invalid provision. The validity neither of this Addendum nor of the Lease shall be affected by an invalid provision.

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